Exhibit 99.4

NanoVibronix, Inc. Announces Acquisition of ENvue Medical Holdings, Corp.

ELMSFORD, N.Y., February 14, 2025 (Business Wire) — NanoVibronix, Inc. (NASDAQ: NAOV) (the “Company”), a medical technology company specializing in non-invasive therapeutic devices, today announced the completion of the acquisition of ENvue Medical Holdings Corp. (“ENvue”) (the “Acquisition”), a privately-held, innovative leader in enteral feeding solutions. This strategic transaction will combine the strengths of both companies, creating a platform for growth and expanded market reach in the medical device sector. The Company believes that the Acquisition will strengthen the combined company’s market position in enteral feeding technology and therapeutic medical devices, as ENvue’s proprietary technology aligns with the Company’s commitment to patient safety and advanced medical solutions and the combined company is expected to benefit from a broader commercial platform, enhanced distribution and operational efficiencies.

Brian Murphy, CEO of NanoVibronix, Inc., stated: “This transaction represents a transformational opportunity for NanoVibronix and our shareholders. ENvue Medical has developed an innovative solution that directly addresses critical patient safety challenges in enteral feeding, and we are excited to integrate their technology into our portfolio. Together, we are positioned to accelerate growth, improve patient outcomes and create long-term value for our shareholders.”

Dr. Doron Besser, CEO of ENvue Medical Holdings, Corp., added: “Joining forces with NanoVibronix marks the beginning of an exciting new chapter for ENvue Medical. Our combined expertise, market presence and commitment to innovation will allow us to reach more hospitals and healthcare providers with life-saving solutions. We look forward to bringing our cutting-edge enteral feeding technology to a broader audience and making a meaningful impact in patient care.”

About the Acquisition and the Private Placement

The Acquisition of ENvue was structured as a stock-for-stock transaction pursuant to which all of ENvue’s outstanding equity interests were exchanged based on a fixed exchange ratio for consideration as a combination of 1,734,995 shares of the Company common stock, which such number of shares represented no more than 19.9% of the outstanding shares of Company common stock as of immediately before the effective time of the Acquisition, and 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) (or 57,720,000 shares of common stock on an as-converted-to-common basis). Subject to Company stockholder approval, each share of Series X Preferred Stock will automatically convert into 1,000 shares of common stock, subject to certain beneficial ownership limitations set by each holder.

After giving effect to Acquisition and pursuant to the terms and conditions of the merger agreement governing the Acquisition, (i) the holders of the outstanding equity of ENvue immediately prior to the effective time of the first merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company, which may result in the holders of ENvue holding 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time holding 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders holding 15% of common stock of the Company.

Following the consummation of the Acquisition, a successor-in-interest of ENvue will become a wholly-owned subsidiary of the Company. The Acquisition was approved by the Board of Directors of Company and the Board of Directors and stockholders of ENvue and was consummated on February 14, 2025.

Concurrently with the completion of the Acquisition, the Company consummated a private placement investment with an institutional investor, pursuant to which the Company sold in a private placement a senior convertible debenture (the “Debenture”) having an aggregate principal amount of $500,000 (the “Debenture Transaction”). Following the receipt of stockholder approval, the Debenture is convertible, in whole or in part, into shares of the Company’s common stock, at the option of the holder, at the initial conversion price of $0.4446, which is subject to customary anti-dilution adjustments, and which such conversion price shall not be lower than the floor price of $0.08892 (“Debenture Shares”).

Palladium Capital Group, LLC served as the exclusive advisor on the transaction. Haynes and Boone, LLP acted as legal advisor to ENvue. Pierson Ferdinand, LLP acted as legal advisor to the Company.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the terms of the merger agreement for the Acquisition and the registration right agreement governing the private placement, the Company has agreed to file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the resale of Debenture Shares, the shares of Company common stock issued in the Acquisition, and the share of common stock issuable upon conversion of the Series X Preferred Stock issued in the Acquisition.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities of the Company in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Management and Organization

NanoVibronix and ENvue will continue to be led by its current management team, with the addition of Doron Besser of ENvue and Professor Zeev Rotstein as directors, and resignation of Harold Jacob, M.D., Maria Schroeder and Michael Ferguson from the board of directors of the Company. Following the Acquisition, the Company board of directors will be comprised of Brian Murphy, Christopher Fashek, Martin Goldstein, Thomas R. Mika, Aurora Cassirer, Doron Besser, M.D., and Professor Zeev Rotstein, M.D.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Tyler, Texas, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the continuous assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home or in any care setting. Additional information about NanoVibronix is available at: www.nanovibronix.com.

About ENvue Medical Holdings Corp.

ENvue Medical Holdings Corp is a leader in electromagnetic navigation technology, providing real-time guidance for enteral feeding tube placement across critical care, step-down units, and general medical-surgical floors in hospitals. The FDA 510(k)-cleared ENvue System and feeding tube are designed to support precise and efficient placement, enabling clinicians to navigate feeding tubes with confidence, while reducing the risk of misplacement and complication. Already in use at numerous hospitals across the United States, ENvue improves workflow efficiency and enhances patient care by offering a reliable alternative to traditional blind placement methods.

Built on Enhanced Navigation (EN), ENvue isa platform technology system with the potential to expand beyond enteral feeding into areas such as vascular access, positioning the company for long-term growth in multiple medical applications.

With a strong foundation in clinical innovation and adoption in leading healthcare institutions, ENvue Medical is advancing the future of guided medical navigation. Additional information about the ENvue System and feeding tubes is available at: www.envuemed.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These forward-looking statements include, but are not limited to: future expectations, plans and prospects for the Company following the consummation of the acquisition and stockholder approval of the conversion of the Series X Preferred Stock. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.